                                                                    EXHIBIT 24.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-93777, No. 33-21252, No. 33-39684, No. 33-73674,
and No. 33-80038) of Collagen Corporation of our report dated September 1, 1995 relating to the consolidated financial statements of LipoMatrix, Incorporated, which appears in the Current Report on Form 8-K/A (Amendment No. 1) of Collagen Corporation dated November 6, 1995.




/s/PRICE WATERHOUSE LLP


San Jose, California
November 3, 1995




                                       31